Exhibit 99.1

Nuvve Provides First Quarter 2024
Financial Update
Investor Conference Call to be Held Today at 5:00 PM Eastern Time (2:00 PM PT)

SAN DIEGO, May 14, 2024 /PRNewswire/— Nuvve Holding Corp. (Nuvve) (Nasdaq: NVVE), a green energy technology company that provides a globally-available, commercial vehicle-to-grid (V2G) technology platform that enables electric vehicle (EV) batteries to store and resell unused energy back to the local electric grid and provides other grid services, today provided a first quarter 2024 update.
 First Quarter Highlights and Recent Developments

•Celebrated the 500th electric school bus EVSE to be deployed which will be managed through its proprietary GIVeTM bidirectional, smart-charging software platform
•Selected to implement its turnkey fleet electrification program for Fresno EOC’s $16M 50-shuttle fleet project
•Increased megawatts under management by 6.0% to 26.6 megawatts as of March 31, 2024 from 25.1 megawatts on December 31, 2023
•Reduced operating expenses excluding cost of sales in first quarter 2024 to $7.5 million compared to $8.3 million in first quarter 2023
•Cash and cash equivalents of $5.3 million as of March 31, 2024
Management Discussion

Gregory Poilasne, Chief Executive Officer of Nuvve, said, “We positively jump-started 2024 by celebrating our 500th electric school bus EVSE to be deployed which will be managed through our proprietary GIVeTM bidirectional, smart-charging software platform. The momentum continued when we were informed by the Board of the Fresno Economic Opportunities Commission (EOC) that we were selected to implement our turnkey fleet electrification program for their 50-shuttle fleet. This solution is planned to include 50 electric Class-A shuttles, a 2.5-megawatt on-site solar generation system, a battery storage system, DC fast chargers, and our GIVeTM software platform and V2G technology. With delayed announcements from the EPA on second round winners of the Clean School Bus Program, K-12 customers adjusted their procurement decisions accordingly. We continue to proactively communicate with current and prospective K-12 customers, ensuring they have everything they need from Nuvve to make the best decision for their EVSE needs.”

2024 First Quarter Financial Review

Total revenue was $0.78 million for the three months ended March 31, 2024, compared to $1.85 million for the three months ended March 31, 2023, a decrease of $1.08 million, or 58.0%. The decrease was primarily attributable to a $0.95 million decrease in products revenue and $0.1 million decrease in services revenue due to lower customers sales orders and shipments. Products and services revenue for the three months ended March 31, 2024, consisted of DC and AC Chargers of $0.48 million, grid services revenue of $0.04 million, and engineering services of $0.18 million.
Cost of products and services revenue for the three months ended March 31, 2024, decreased by $1.0 million to $0.5 million, or 65.1% compared to $1.5 million for the three months ended March 31, 2023 due to lower customers sales orders and shipments. Products and services margin increased by 8.9% to 26.8% for the three months ended March 31, 2024, compared to 17.9% in the same prior year period. Margin benefited from a lower mix of hardware charging stations’ sales and a higher mix of engineering services in the current quarter compared with the first quarter of 2023.
Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, legal, finance, and professional expenses. Selling, general and administrative expenses were $5.9 million for the three months ended March 31, 2024, as compared to $6.2 million for the three months ended March 31, 2023, a decrease of $0.3 million, or 4.0%.
The decrease during the three months ended March 31, 2024 was primarily attributable to decreases in insurance related expenses of $0.1 million, decreases in public company related costs of $0.1 million, decreases in office related expenses of $0.1 million, decreases in subcontractor and outside services expenses of $0.3 million, and decreases in travel and marketing/promotions related expenses of $0.2 million, partially offset by increases in compensation expenses of $0.6 million, including share-based compensation. Expenses resulting from the consolidation of Levo's activities during the three months ended March 31, 2024, accounted for $0.2 million of the decrease in selling, general and administrative expenses.
Research and development expenses decreased by $0.5 million, or 24.3%, from $2.1 million for the three months ended March 31, 2023 to $1.6 million for the three months ended March 31, 2024. The decrease during the three months ended March 31, 2024 was primarily attributable to decreases in compensation expenses and subcontractor expenses used to advance our platform functionality and integration with more vehicles.
Other income, net consists primarily of interest expense, change in fair value of warrants liability and derivative liability, and other income (expense). Other income, net increased by $0.3 million from $0.2 million of other income for the three months ended March 31, 2023, to $0.5 million in other income for the three months ended March 31, 2024. The increase during the three months ended March 31, 2024 was primarily attributable to the change in fair value of the warrants liability, partially offset by sublease income related to the subleasing of part of our main office space.
Net loss decreased by $0.9 million, or 12.2%, from $7.7 million for the three months ended March 31, 2023, to $6.7 million for the three months ended March 31, 2024. The decrease in net loss was primarily due to an increase in other income of $0.3 million, and a decrease in operating expenses of $1.7 million, which includes a decrease in cost of product and services of $1.0 million, partially offset by decrease in revenue of $1.1 million, for the above aforementioned reasons.
Net Income (Loss) Attributable to Non-Controlling Interest
Net loss attributable to non-controlling interest was $0.01 million for the three months ended March 31, 2024 compared to net income attributable to non-controlling interest of $0.01 million for the three months ended March 31, 2023.
Net income (loss) is allocated to non-controlling interests in proportion to the relative ownership interests of the holders of non-controlling interests in Levo, an entity formed by us with Stonepeak and Evolve. We own 51% of Levo's common units and Stonepeak and Evolve own 49% of Levo's common units. We have determined that Levo is a variable interest entity (“VIE”) in which we are the primary beneficiary. Accordingly, we consolidated Levo and recorded a non-controlling interest for the share of Levo owned by Stonepeak and Evolve during the three months ended March 31, 2024.

Megawatts Under Management

Megawatts under management refers to the potential available charging capacity Nuvve is currently managing around the world.

Conference Call Details
The Company will hold a conference call to review its financial results for the first quarter of 2024, along with other Company developments, at 5:00 PM Eastern Time (2:00 PM PT) today, Tuesday, May 14, 2024.
To participate, please register for and listen via a live webcast, which is available in the ‘Events’ section under the ‘News & Events’ tab of Nuvve’s investor relations website at https://investors.nuvve.com/. In addition, a replay of the call will be made available for future access.
About Nuvve Holding Corp.
Nuvve Holding Corp. (Nasdaq: NVVE) is leading the electrification of the planet, beginning with transportation, through its intelligent energy platform. Combining the world’s most advanced vehicle-to-grid (V2G) technology and an ecosystem of electrification partners, Nuvve dynamically manages power among electric vehicle (EV) batteries and the grid to deliver new value to EV owners, accelerate the adoption of EVs, and support the world’s transition to clean energy. By transforming EVs into mobile energy storage assets and networking battery capacity to support shifting energy needs, Nuvve is making the grid more resilient, enhancing sustainable transportation, and supporting energy equity in an electrified world. Since its founding in 2010, Nuvve has successfully deployed V2G on five continents and offers turnkey electrification solutions for fleets of all types. Nuvve is headquartered in San Diego, California, and can be found online at nuvve.com.

Nuvve and associated logos are among the trademarks of Nuvve and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "aims," "anticipates," "plans," "looking forward to," "estimates," "projects," "assumes," "guides," "targets," "forecasts," "continue," "seeks" or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements concerning Nuvve’s expectations, plans, intentions, strategies, prospects, business plans, product and service offerings, new deployments, potential project successes, expected timing of recently announced projects, anticipated growth of various business areas and other statements that are not historical facts. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, https://investors.nuvve.com or on request from Nuvve. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Nuvve’s filings with the SEC. Such forward-looking statements speak only as of the date made, and Nuvve disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release.
Trademarks
This press release contains trademarks, service marks, trade names and copyrights of Nuvve and other companies, which are the property of their respective owners.
Nuvve Investor Contact
investorrelations@nuvve.com
+1 (619) 483-3448

Nuvve Press Contacts
press@nuvve.com
+1 (619) 483-3448

FINANCIAL TABLES FOLLOW
 NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash	$5,283,031	$1,534,660
Restricted cash	480,000	480,000
Accounts receivable, net	1,281,024	1,724,899
Inventories	6,082,633	5,889,453
Prepaid expenses	826,601	994,719
Deferred costs	1,455,821	1,667,602
Other current assets	686,010	751,412
Total current assets	16,095,120	13,042,745
Property and equipment, net	750,347	766,264
Intangible assets, net	1,167,343	1,202,203
Investment in equity securities	670,951	670,951
Investment in leases	109,606	112,255
Right-of-use operating lease assets	4,717,550	4,839,526
Financing receivables	—	288,872
Security deposit, long-term	25,832	27,690
Total assets	$23,536,749	$20,950,506

Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities
Accounts payable	$1,478,830	$1,694,325
Due to customers	—	—
Accrued expenses	5,264,444	4,632,101
Deferred revenue	1,079,530	1,030,056
Operating lease liabilities - current	851,813	856,250
Other liabilities	105,573	105,141
Total current liabilities	8,780,190	8,317,873

Operating lease liabilities - noncurrent	4,530,861	4,646,383
Warrants liability	3,069,277	4,621
Derivative liability - non-controlling redeemable preferred shares	321,261	309,728
Other long-term liabilities	754,819	681,438
Total liabilities	17,456,408	13,960,043

Commitments and Contingencies
Mezzanine equity
Redeemable non-controlling interests, preferred shares, zero par value, 1,000,000 shares authorized, 3,138 shares issued and outstanding at March 31, 2024 and December 31, 2023; aggregate liquidation preference of $3,825,205 and $3,750,201 at March 31, 2024 and December 31, 2023, respectively	4,355,095	4,193,629
Class D Incentive units, zero par value, 1,000,000 units authorized; 50,000 units issued and outstanding at March 31, 2024 and December 31, 2023, respectively	247,455	216,229
Stockholders’ equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; zero shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 6,070,642 and 1,246,589 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	6,357	5,927
Additional paid-in capital	161,491,576	155,615,962
Accumulated other comprehensive income	80,025	93,676
Accumulated deficit	(154,955,297)	(148,240,859)
Nuvve Holding Corp. Stockholders’ Equity	6,622,661	7,474,706
Non-controlling interests	(5,144,870)	(4,894,101)
Total stockholders’ equity	1,477,791	2,580,605
Total Liabilities, Mezzanine Equity and Stockholders’ Equity	$23,536,749	$20,950,506

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue
Products	$476,469	$1,428,886
Services	219,871	351,499
Grants	83,416	74,401
Total revenue	779,756	1,854,786
Operating expenses
Cost of products	336,672	1,368,573
Cost of services	172,772	92,331
Selling, general, and administrative	5,928,110	6,172,024
Research and development	1,589,577	2,100,088
Total operating expenses	8,027,131	9,733,016

Operating loss	(7,247,375)	(7,878,230)
Other income (expense)
Interest income, net	9,012	68,337
Change in fair value of warrants liability	727,662	(213,758)
Change in fair value of derivative liability	(11,533)	(76,840)
Other, net	(206,503)	440,386
Total other income, net	518,638	218,125
Loss before taxes	(6,728,737)	(7,660,105)
Income tax expense	—	—
Net loss	$(6,728,737)	$(7,660,105)
Less: Net (loss) income attributable to non-controlling interests	(14,299)	6,288
Net loss attributable to Nuvve Holding Corp.	$(6,714,438)	$(7,666,393)
Less: Preferred dividends on redeemable non-controlling interests	75,004	69,292
Less: Accretion on redeemable non-controlling interests preferred shares	161,466	161,466
Net loss attributable to Nuvve Holding Corp. common stockholders	$(6,950,908)	$(7,897,151)

Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(1.69)	$(12.84)

Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	4,114,430	614,905

  NUVVE HOLDING CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net loss	$(6,728,737)	$(7,660,105)
Other comprehensive (loss) income, net of taxes
Foreign currency translation adjustments, net of taxes	$(13,651)	$8,934
Total comprehensive loss	$(6,742,388)	$(7,651,171)
Less: Comprehensive income (loss) attributable to non-controlling interests	$(14,299)	$6,288
Comprehensive loss attributable to Nuvve Holding Corp.	$(6,728,089)	$(7,657,459)
Less: Preferred dividends on redeemable non-controlling interests	$(75,004)	$(69,292)
Less: Accretion on redeemable non-controlling interests preferred shares	(161,466)	(161,466)
Comprehensive loss attributable to Nuvve Holding Corp. common stockholders	$(6,491,619)	$(7,426,701)

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net loss	$(6,728,737)	$(7,660,105)
Adjustments to reconcile to net loss to net cash used in operating activities
Depreciation and amortization	86,656	76,520
Stock-based compensation	877,782	965,820
Change in fair value of warrants liability	(727,662)	213,758
Change in fair value of derivative liability	11,533	76,840
Warrants issuance costs	305,065	—
Gains from sale of investments in equity securities	—	(325,155)
Noncash lease expense	126,178	115,576
Change in operating assets and liabilities
Accounts receivable	443,875	(1,427,503)
Inventory	(193,180)	1,519,589
Prepaid expenses and other assets	732,925	(342,511)
Accounts payable	(215,495)	(28,178)
Accrued expenses and other liabilities	504,358	1,021,709
Deferred revenue	52,123	(38,062)
Net cash used in operating activities	(4,724,580)	(5,831,702)
Investing activities
Purchase of property and equipment	(40,907)	(11,125)
Proceeds from sale of investments in equity securities	—	1,325,155
Net cash provided (used) in investing activities	(40,907)	1,314,030
Financing activities
Proceeds from Direct Offering of common stock, net of issuance costs	—	470,000
Proceeds from common stock offering, net of issuance costs	8,516,741	136,717
Payment of finance lease obligations	(2,888)	(1,896)
Net cash provided in financing activities	8,513,853	604,821
Effect of exchange rate on cash	5	5,413
Net increase (decrease) in cash and restricted cash	3,748,371	(3,907,438)
Cash and restricted cash at beginning of year	2,014,660	16,233,896
Cash and restricted cash at end of period	$5,763,031	$12,326,458